EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-204490) pertaining to the Sundance Employee Option Plan and Sundance Energy Australia Limited Long Term Incentive Plan of Sundance Energy Australia Limited of our report dated May 2, 2016, with respect to the consolidated financial statements of Sundance Energy Australia Limited, included in this Annual Report (Form 20-F) for the year ended December 31, 2015.

/s/ Ernst & Young
680 George Street
Sydney NSW 2000 Australia

May 2, 2016